UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 13, 2008 (June 9, 2008)

INLAND AMERICAN REAL ESTATE TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-51609 (Commission File Number)	34-2019608 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On June 9, 2008, Inland American Real Estate Trust, Inc., a Maryland corporation (referred to herein as “we,” “us” or the “registrant”), entered into an indemnity agreement in favor of and for the benefit of Inland Real Estate Acquisitions, Inc., an Illinois corporation (referred to herein as “IREA”).  IREA, which assists us in acquiring real estate assets, from time to time deposits, on our behalf, earnest money toward the purchase price of a proposed transaction.   Pursuant to the indemnity agreement, we will indemnify and hold harmless IREA and its affiliates from and against any liabilities, damages and costs arising from the loss of any earnest money deposit made by IREA on our behalf in connection with a transaction approved by our board of directors, where the loss does not result from the negligence or misconduct of IREA.

The information set forth above does not purport to be complete in scope and is qualified in its entirety by the full text of the indemnity agreement, which is attached hereto as Exhibit 10.177 and is incorporated into this Item 8.01 disclosure by reference.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits

10.177	Indemnity Agreement, dated as of June 9, 2008, by Inland American Real Estate Trust, Inc. in favor of and for the benefit of Inland Real Estate Acquisitions, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND AMERICAN REAL ESTATE TRUST, INC.

By:	/s/ Jack Potts
Name:	Jack Potts
Title:	Principal Accounting Officer

Date:  June 13, 2008

EXHIBIT INDEX

Exhibit No.      Description

10.177

Indemnity Agreement, dated as of June 9, 2008, by Inland American Real Estate Trust, Inc. in favor of and for the benefit of Inland Real Estate Acquisitions, Inc.